Exhibit 99.1

CONTACT: AT THE COMPANY
Robert McCadden
EVP & CFO
(215) 875-0735
Heather Crowell
VP, Corporate Communications and Investor Relations
(215) 875-0735

PREIT Reports First Quarter 2014 Results and Revised 2014 Guidance

Philadelphia, PA, April 23, 2014 - PREIT (NYSE: PEI) today reported results for the quarter ended
March 31, 2014.

•	A new lease with Century 21 Department Stores has been executed for The Gallery, to anchor the planned redevelopment of the downtown Philadelphia site

•	FFO, as adjusted increased 8.1% to $28.0 million for the quarter

•	Non-Anchor Occupancy increased 40 basis points to 90.6%

◦	Non-Anchor Occupancy for our Same Store malls increased to 90.3%, an increase of 10 basis points

•	Renewal spreads for leases under 10,000 square feet were 7.4% during the quarter

•	Average gross rent at Same Store mall properties increased 4.8%, driven by a 5.4% increase at the Company’s Premier Malls

•	Severe winter weather, which continued through March in the eastern United States, impacted quarterly results:

◦	Portfolio sales per square foot were $377 compared to $381, a 1.0% decline for the 12 months ended March 31, 2013

◦	Same Store NOI declined by $3.8 million or 5.7%, resulting largely from snow removal and energy expenses, that were $4.5 million higher than in 2013, net of tenant reimbursements

•	Asset dispositions progressed with the Company receiving a non-refundable deposit for the sale of South Mall in Allentown, Pennsylvania

•	The Company has over 400,000 square feet of leases executed for 2014 occupancy that are not currently reflected on the Company’s rent roll.

•	Leverage ratio under our 2013 Revolving Facility (Total Liabilities to Gross Asset Value) was 49.7%

•	The Company announced an agreement to purchase Springfield Town Center in Springfield, Virginia for $465.0 million in a transaction that will transform the Company’s portfolio

“In spite of weather-related short-term setbacks, operating momentum has been strong, including growth in revenue and occupancy, along with the strongest re-leasing spreads we’ve generated since the recession. During the first quarter, we finalized a number of exciting transactions that we expect will fortify the merchandising mix and drive performance at our properties,” said Joseph F. Coradino, Chief Executive Officer. “The transformation of PREIT is well underway. The pending acquisition of Springfield Town Center, when coupled with the redevelopment of The Gallery with Century 21 as its anchor, the remerchandising of our Core Growth Malls and our disposition program, will ignite this transformation.”

The following tables set forth information regarding Funds From Operations (“FFO”) and the adjustments to FFO for the quarters ended March 31, 2014 and March 31, 2013:

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	Quarter Ended March 31,
(In millions, except per share amounts)	2014	2013
FFO	$26.6	$24.2
Acquisition costs	1.4	—
Provision for employee separation expense	—	1.3
Accelerated amortization of deferred financing costs	—	0.9
Gain on hedge ineffectiveness	—	(0.5)
FFO, as adjusted	$28.0	$25.9

	Quarter Ended March 31,
Per Diluted Share and OP Unit	2014	2013
FFO	$0.38	$0.41

FFO, as adjusted	$0.38	$0.41

The following tables set forth information regarding Net Operating Income (“NOI”) and Same Store NOI for the quarters ended March 31, 2014 and March 31, 2013:

	Quarter Ended March 31,
(In millions)	2014	2013
NOI	$63.9	$68.6
NOI from discontinued operations	—	(2.1)
NOI from acquisitions and other	(1.4)	(0.2)
Same Store NOI	62.5	66.3
Lease termination revenue	(0.1)	(0.1)
Same Store NOI excluding lease termination revenue	$62.4	$66.1

The following tables set forth information regarding net (loss) income attributable to PREIT common shareholders and net (loss) income per diluted share for the quarters ended March 31, 2014 and March 31, 2013:

	Quarter Ended March 31,
(In millions, except per share amounts)	2014	2013
Net (loss) income attributable to PREIT common shareholders	$(12.1)	$20.8
Net (loss) income per diluted share	$(0.18)	$0.37

A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

Primary Factors Affecting Financial Results for the Quarter Ended March 31, 2014:

•	Net loss was $12.1 million compared to net income of $20.8 million for the quarter ended March 31, 2013, which included gains on property sales of $33.3 million

•	Same Store NOI decreased $3.8 million

◦	Common area maintenance expenses increased $3.8 million, primarily driven by a $2.2 million increase in snow removal expense and a $1.4 million increase in common area utility expense

◦	Margins on our redistributed non-common area utilities decreased by $2.3 million

•	NOI increased $1.3 million as a result of properties acquired since April 2013

•	NOI decreased $2.1 million as a result of properties that were sold in 2013

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•	Other expenses increased $1.4 million related to the pending acquisition of Springfield Town Center

•	Interest expense decreased $7.9 million primarily from lower overall debt balances and lower average interest rates

•	Provision for employee separation expense decreased $1.3 million

•	Impairment of assets of $1.3 million was recognized in connection with the anticipated sale of South Mall

•	Weighted average shares outstanding increased because of the 11,500,000 common shares issued in May 2013

All amounts referenced as primary factors affecting financial results above include PREIT’s proportionate share of partnership revenues and expenses.

Acquisitions and Dispositions

As previously disclosed, in March 2014, the Company entered into an agreement to acquire Springfield Town Center in Springfield, Virginia from Vornado Realty Trust.
Key terms of the transaction include:

•	Purchase price of $465.0 Million.

•
The acquisition is expected to be funded using $125.0 million in PREIT Common and Preferred Operating Partnership Units, with the balance expected to be paid in cash. Under certain circumstances, up to an additional $25.0 million could be payable in Preferred Operating Partnership Units in lieu of cash.

•	Closing will occur two weeks following the achievement of 75% occupancy of non-anchor space and the opening of Dick’s Sporting Goods and Regal Cinema or March 31, 2015, whichever is earlier.

◦	PREIT and Vornado are jointly leasing the property.

•	Vornado will complete construction of the property.

•
Vornado will be entitled to additional consideration of 50% of the value over the purchase price calculated three years after closing, when the project is expected to be stabilized, utilizing a 5.5% capitalization rate.

•	PREIT is acquiring development rights for up to an additional three million square feet of space potentially comprised of retail, residential, office or hotel uses.

The Company has received a non-refundable deposit for the sale of South Mall in the amount of $1.0 million. The transaction is expected to close in 2014.

Other Non Core Malls currently being marketed are Nittany and North Hanover Malls.

Retail Operations

The following tables set forth information regarding sales per square foot and occupancy in the Company’s portfolio, including properties owned by partnerships in which the Company owns a non-controlling interest:

	Rolling Twelve Months Ended:
	March 31, 2014	March 31, 2013
Portfolio Sales per square foot (1)	377	381
(1) Based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.
	Occupancy as of:
	March 31, 2014	March 31, 2013
Same Store Malls:
Total including anchors	93.3%	93.5%
Total excluding anchors	90.3%	90.2%

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Portfolio Total Occupancy:
Total including anchors	93.4%	93.5%
Total excluding anchors	90.6%	90.2%

2014 Outlook
The Company has revised its estimates of FFO per share for the year ended December 31, 2014 to between $1.92 and $1.96, and its estimates of FFO as adjusted per share to between $2.00 and $2.04 as follows:

Estimates Per Diluted Share	Lower End	Upper End
FFO	$1.92	$1.96
Provision for employee separation expense	0.06	0.06
Acquisition costs	0.02	0.02
FFO, as adjusted	2.00	2.04
Depreciation and amortization (includes the Company’s proportionate share of unconsolidated properties), net of other adjustments	(2.10)	(2.18)
Net income (loss) attributable to PREIT common shareholders	$(0.20)	$(0.14)

Our 2014 guidance is based on our current assumptions and expectations about market conditions, and our projections regarding occupancy, retail sales and rental rates, and planned capital spending. Our guidance is forward-looking, and is subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements.

Our revised guidance incorporates the following assumptions, among others:

•	2014 Same Store NOI growth in the range of 2.0% to 2.4%, excluding lease termination revenue;

•	A provision for employee separation expense and acquisition costs;

•	Our guidance does not contemplate any material property dispositions or acquisitions

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time on Thursday,
April 24, 2014, to review the Company’s results and future outlook. To listen to the call, please dial (877) 870-4263 (domestic) or (412) 317-0790 (international), at least five minutes before the scheduled start time, and provide conference number 10043291. Investors can also access the call in a "listen only" mode via the Internet at the Company website, preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website. For best results when listening to the webcast, the Company recommends using Flash Player.

For interested individuals unable to join the conference call, a replay of the call will be available through May 8, 2014 at (877) 344-7529 (domestic) or (412) 317-0088 (international), (Conference number: 10038735). The online archive of the webcast will also be available for 14 days following the call.

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About Pennsylvania Real Estate Investment Trust

PREIT is a real estate investment trust specializing in the ownership and management of differentiated retail shopping malls designed to fit the dynamic communities they serve. Founded in 1960 as Pennsylvania Real Estate Investment Trust, the Company now owns properties in 12 states in the eastern half of the United States with concentration in the Mid-Atlantic region and Greater Philadelphia. The Company’s current portfolio is comprised of 35 shopping malls, seven other retail properties, and three development sites totaling 45 properties and 30.4 million square feet of space. PREIT is headquartered in Philadelphia, Pennsylvania, and is publicly traded on the NYSE under the symbol PEI. Information about the Company can be found at www.preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

Definitions

Funds From Operations

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP), excluding gains and losses from sales of operating properties, extraordinary items (computed in accordance with GAAP) and significant non-recurring events that materially distort the comparative measurement of company performance over time; plus real estate depreciation and amortization; and after adjustments for unconsolidated partnerships and joint ventures to reflect funds from operations on the same basis. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance based executive compensation programs. FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds

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available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

We also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three months ended March 31, 2014 and 2013 to show the effect of acquisition costs, provision for employee separation expense, accelerated amortization of deferred financing costs and gain and loss on hedge ineffectiveness, which had a significant effect on our results of operations in certain periods, but are not, in our opinion, indicative of our operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as acquisition costs, provision for employee separation expense, accelerated amortization of deferred financing costs and gain and loss on hedge ineffectiveness.

Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue) minus operating expenses (determined in accordance with GAAP), plus our share of revenue and operating expenses of our partnership investments, and includes real estate revenue and operating expenses from properties included in discontinued operations, if any. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net income is the most directly comparable GAAP measurement to NOI.

NOI excludes interest and other income, general and administrative expenses, provision for employee separation expense, interest expense, depreciation and amortization, gains on sales of interests in real estate, gains on sales of non-operating real estate, gains on sales of discontinued operations, impairment losses, acquisition costs and other expenses.

Same Store NOI

Same Store NOI is calculated using retail properties owned for the full periods presented and exclude properties acquired or disposed of or reclassified as held for sale during the periods presented.

Forward Looking Statements

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This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: our substantial debt, stated value of preferred shares and our high leverage ratio; constraining leverage, interest and tangible net worth covenants under our 2013 Revolving Facility, our 2014 Term Loans and Letter of Credit; potential losses on impairment of certain long-lived assets, such as real estate, or of intangible assets, such as goodwill, including such losses that we might be required to record in connection with any dispositions of assets; changes to our corporate management team and any resulting modifications to our business strategies; our ability to refinance our existing indebtedness when it matures, on favorable terms or at all; our ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties or interests in properties, or through other actions; our ability to identify and execute on suitable acquisition opportunities and to integrate acquired properties into our portfolio; our short- and long-term liquidity position; current economic conditions and their effect on employment, consumer confidence and spending and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions and on our cash flows, and the value and potential impairment of our properties;  general economic, financial and political conditions, including credit market conditions, changes in interest rates or unemployment; changes in the retail industry, including consolidation and store closings, particularly among anchor tenants; the effects of online shopping and other uses of technology on our retail tenants;  our ability to sell properties that we seek to dispose of or our ability to obtain estimated sale prices; our ability to maintain and increase property occupancy, sales and rental rates, in light of the relatively high number of leases that have expired or are expiring in the next two years; acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales; increases in operating costs that cannot be passed on to tenants; risks relating to development and redevelopment activities; concentration of our properties in the Mid-Atlantic region; changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors; and potential dilution from any capital raising transactions.  Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Report on Form 10-Q in the section entitled “Item 1A. Risk Factors.” We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

** Quarterly supplemental financial and operating **
** information will be available on www.preit.com **

PREIT / 8             Pennsylvania Real Estate Investment Trust
Selected Financial Data

STATEMENTS OF OPERATIONS (Unaudited)	Quarter Ended
	March 31, 2014	March 31, 2013
(In thousands, except per share amounts)
REVENUE:
Real estate revenue:
Base rent	$71,342	$68,502
Expense reimbursements	34,351	30,861
Percentage rent	590	982
Lease termination revenue	100	140
Other real estate revenue	2,226	2,693
Total real estate revenue	108,609	103,178
Other income	779	888
Total revenue	109,388	104,066
EXPENSES:
Operating expenses:
CAM and real estate taxes	(39,403)	(34,899)
Utilities	(8,210)	(5,058)
Other operating expenses	(4,104)	(3,737)
Total operating expenses	(51,717)	(43,694)
Depreciation and amortization	(36,235)	(33,617)
Other expenses:
General and administrative expenses	(9,077)	(8,856)
Impairment of assets	(1,300)	—
Provision for employee separation expense	—	(1,279)
Acquisition costs and other expenses	(1,646)	(202)
Total other expenses	(12,023)	(10,337)
Interest expense, net	(20,170)	(27,338)
Total expenses	(120,145)	(114,986)
Loss before equity in income of partnerships, discontinued operations and gains on sales of discontinued operations	(10,757)	(10,920)
Equity in income of partnerships	2,402	2,452
Loss from continuing operations	(8,355)	(8,468)
Discontinued operations:
Operating results from discontinued operations	—	1,021
Gains on sales of discontinued operations	—	33,254
Income from discontinued operations	—	34,275
Net (loss) income	(8,355)	25,807
Less: net loss (income) attributed to noncontrolling interest	252	(1,005)
Net (loss) income attributable to PREIT	(8,103)	24,802
Less: preferred share dividends	(3,962)	(3,962)
Net (loss) income attributable to PREIT common shareholders	$(12,065)	$20,840
Basic and diluted net (loss) income per share - PREIT (1)	$(0.18)	$0.37
Weighted average number of shares outstanding for diluted EPS	67,944	55,738
 (1)For the three month periods ended March 31, 2014 and 2013, respectively, there are net losses from continuing operations, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for these periods.

PREIT / 9             Pennsylvania Real Estate Investment Trust
Selected Financial Data

OTHER COMPREHENSIVE INCOME (LOSS) (Unaudited)	Quarter Ended
	March 31, 2014	March 31, 2013
(In thousands)
Comprehensive (loss) income:
Net (loss) income	$(8,355)	$25,807
Unrealized (loss) gain on derivatives	(1,183)	2,179
Amortization of losses of settled swaps, net of gains	292	205
Total comprehensive (loss) income	(9,246)	28,191
Less: Comprehensive loss (income) attributable to noncontrolling interest	279	(1,098)
Comprehensive (loss) income attributable to PREIT	$(8,967)	$27,093

PREIT / 10             Pennsylvania Real Estate Investment Trust
Selected Financial Data

	Quarter Ended March 31, 2014				Quarter Ended March 31, 2013
RECONCILIATION OF NOI AND FFO TO NET (LOSS) INCOME	Consolidated	PREIT's Share unconsolidated partnerships	Discontinued operations	Total	Consolidated	PREIT's Share unconsolidated partnerships	Discontinued operations	Total
(In thousands, except per share amounts)
Real estate revenue(1)	$108,609	$10,509	$—	$119,118	$103,178	$10,018	$4,143	$117,339
Operating expenses	(51,717)	(3,535)	—	(55,252)	(43,694)	(2,970)	(2,086)	(48,750)
NET OPERATING INCOME	56,892	6,974	—	63,866	59,484	7,048	2,057	68,589
General and administrative expenses	(9,077)	—	—	(9,077)	(8,856)	—	—	(8,856)
Provision for employee separation expense	—	—	—	—	(1,279)	—	—	(1,279)
Other income	779	—	—	779	888	—	—	888
Acquisition costs and other expenses	(1,646)	—	—	(1,646)	(202)	—	—	(202)
Interest expense, net	(20,170)	(2,730)	—	(22,900)	(27,338)	(2,767)	(671)	(30,776)
Depreciation on non real estate assets	(445)	—	—	(445)	(226)	—	—	(226)
Preferred share dividends	(3,962)	—	—	(3,962)	(3,962)	—	—	(3,962)
FUNDS FROM OPERATIONS	22,371	4,244	—	26,615	18,509	4,281	1,386	24,176
Depreciation on real estate assets	(35,790)	(1,842)	—	(37,632)	(33,391)	(1,829)	(365)	(35,585)
Equity in income of partnerships	2,402	(2,402)	—	—	2,452	(2,452)	—	—
Impairment of assets	(1,300)	—	—	(1,300)	—	—	—	—
Operating results from discontinued operations	—	—	—	—	1,021	—	(1,021)	—
Gain on sales of discontinued operations	—	—	—	—	33,254	—	—	33,254
Preferred share dividends	3,962	—	—	3,962	3,962	—	—	3,962
Net (loss) income	$(8,355)	$—	$—	$(8,355)	$25,807	$—	$—	$25,807
(1)Total includes the non-cash effect of straight-line rent of $561 and $410 for the quarters ended March 31, 2014 and 2013, respectively.
Weighted average number of shares outstanding				67,944				55,738
Weighted average effect of full conversion of OP Units				2,129				2,284
Effect of common share equivalents				403				706
Total weighted average shares outstanding, including OP Units				70,476				58,728
FUNDS FROM OPERATIONS				$26,615				$24,176
Acquisition costs				1,387				—
Provision for employee separation expense				—				1,279
Accelerated amortization of deferred financing costs				—				914
Gain on hedge ineffectiveness				—				(464)
FUNDS FROM OPERATIONS AS ADJUSTED				$28,002				$25,905
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT				$0.38				$0.41
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED				$0.40				$0.44

SAME STORE RECONCILIATION	Quarter Ended March 31,
	Same Store		Non-Same Store		Total
	2014	2013	2014	2013	2014	2013
Real estate revenue	$116,552	$112,290	$2,566	$5,049	$119,118	$117,339
Operating expenses	(54,083)	(46,024)	(1,169)	(2,726)	(55,252)	(48,750)
NET OPERATING INCOME (NOI)	$62,469	$66,266	$1,397	$2,323	$63,866	$68,589
Less: Lease termination revenue	112	140	—	60	112	200
NOI - EXCLUDING LEASE TERMINATION REVENUE	$62,357	$66,126	$1,397	$2,263	$63,754	$68,389

PREIT / 11             Pennsylvania Real Estate Investment Trust
Selected Financial Data

CONSOLIDATED BALANCE SHEETS	March 31, 2014	December 31, 2013
	(Unaudited)
(In thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,471,467	$3,450,317
Construction in progress	70,999	68,835
Land held for development	8,716	8,716
Total investments in real estate	3,551,182	3,527,868
Accumulated depreciation	(1,040,630)	(1,012,746)
Net investments in real estate	2,510,552	2,515,122
INVESTMENTS IN PARTNERSHIPS, at equity:	15,090	15,963
OTHER ASSETS:
Cash and cash equivalents	32,553	34,230
Tenant and other receivables (net of allowance for doubtful accounts of $13,405 and $13,123 at March 31, 2014 and December 31, 2013, respectively)	44,989	46,439
Intangible assets (net of accumulated amortization of $14,490 and $14,506 at March 31, 2014 and December 31, 2013, respectively)	9,051	9,075
Deferred costs and other assets, net	94,964	97,752
Total assets	2,707,199	2,718,581
LIABILITIES:
Mortgage loans payable	$1,498,822	$1,502,650
Term loans	130,000	—
Revolving facility	25,000	130,000
Tenants' deposits and deferred rent	17,511	17,896
Distributions in excess of partnership investments	65,414	64,491
Fair value of derivative liabilities	1,901	844
Accrued expenses and other liabilities	69,855	76,248
Total liabilities	1,808,503	1,792,129
EQUITY:	898,696	926,452
Total liabilities and equity	$2,707,199	$2,718,581
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